Exhibit 10.1

FIRST AMENDMENT
TO
EXAMWORKS GROUP, INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT TO EXAMWORKS GROUP, INC. AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN is effective as of August 3, 2011 (this “Amendment”).

WHEREAS, ExamWorks Group, Inc. (the “Company”) maintains the ExamWorks Group, Inc. Amended and Restated 2008 Stock Incentive Plan (the “Plan”), and Section 19 of the Plan permits the board of directors of the Company (the “Board”) to amend the Plan;

WHEREAS, the number of shares of common stock of the Company (“Shares”) available for issuance under the Plan was previously increased by the Board on July 12, 2010 and approved by the written consent of a majority of the stockholders of the Company (the “Stockholders”) on September 15, 2010;

WHEREAS, as a result of the stock split effective as of October 12, 2010, the number of Shares available for issuance under the plan is 10,282,200;

WHEREAS, the Board desires to amend Section 3(a) of the Plan to increase the number of Shares available for issuance under the Plan to 15,282,200 and approved this Amendment on June 9, 2011;

WHEREAS, the Board desires to amend the Plan to include restrictions on repricing and/or cancellation of outstanding Options or Stock Appreciation Rights and approved this Amendment on June 9, 2011; and

WHEREAS, this Amendment was submitted to the Stockholders for approval and approved at the 2011 Annual Meeting.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Section 3(a) is hereby amended and restated as follows:

Subject to Section 13 below, a total of 15,282,200 Shares shall be available for issuance under the Plan.  The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

2.	Section 4(c) is hereby amended by inserting the following immediately after the second sentence:

However, if the Company is subject to the reporting requirements of the Exchange Act, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type.

3.	Section 18 is hereby amended by inserting the following immediately after the first sentence:

However, if the Company is subject to the reporting requirements of the Exchange Act, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type.

4.	Section 19 is hereby amended by inserting the following immediately after the second sentence:

Furthermore, if the Company is subject to the reporting requirements of the Exchange Act, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type.

5.	The modifications set forth above shall not affect any other provisions of the Plan.